Exhibit 99.1

FOR IMMEDIATE RELEASE

July 25, 2008

CONTACT:	Ronald J. Domanico Senior Vice President and Chief Financial Officer (770) 948-3101

CARAUSTAR INDUSTRIES, INC. ANNOUNCES SALE OF MEMBERSHIP

INTEREST IN PREMIER BOXBOARD LLC TO TEMPLE-INLAND

First Step in Plan to Refinance 7.375% Senior Notes

ATLANTA, Georgia—Caraustar Industries, Inc. (Nasdaq: CSAR) today announced that it has sold its fifty percent membership interest in Premier Boxboard LLC (PBL), to its joint venture partner, Temple- Inland Inc. (NYSE: TIN), for $62 million. Tax effects are expected to be minimal due to the company’s ability to utilize net operating loss carry forwards. Caraustar will use the proceeds of the sale to repay all outstanding debt under its Senior Credit Facility — comprised of a term loan and a revolving credit facility — totaling approximately $34 million. Excess proceeds of approximately $28 million as well as estimated availability of $44 million under the revolving line of credit will be available to the company for working capital and debt repayment needs.

Michael J. Keough, president and chief executive officer of Caraustar, stated, “The company is focused on executing its plan to refinance its 7.375 percent Senior Notes. Completing the sale of our interest in PBL is the first step in that plan and raises a portion of the funds necessary to refinance the company’s senior notes while mitigating exposure to the volatile housing market. Historically, paperboard production at PBL has been a mix of gypsum facing paper and medium. Caraustar will continue to produce gypsum facing paper at its Sweetwater mill, including higher margin specialty grades such as its SafeFace MR(TM), a mold-resistant facing paper.

“The company has engaged J.P. Morgan Securities Inc. as its financial advisor to assist in evaluating its financial alternatives. In addition, the company is continuing its efforts to execute the remaining steps in its refinancing plan.”

• P. O. BOX 115• AUSTELL, GA 30168-0115

AUSTELL THREADMILL COMPLEX• 5000 AUSTELL-POWDER SPRINGS ROAD• SUITE 300

AUSTELL, GA 30106-3227• PHONE 770 . 948 . 3101

www.caraustar.com

July 25, 2008

Caraustar Industries, Inc.

Caraustar Industries, Inc. is one of North America’s largest integrated manufacturers of 100% recycled paperboard and converted paperboard products. The company is a socially responsible corporation, is committed to environmentally sound practices and is dedicated to providing customers with outstanding value through innovative products and services. Caraustar has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled boxboard product end-use markets: tubes and cores; folding cartons; gypsum facing paper and specialty paperboard products. For additional information on Caraustar, please visit the company’s website at www.caraustar.com.

This press release contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company’s expectations, anticipations or beliefs about future events, operating results, financial condition, business plans and industry trends and their potential impact on the company’s business and financial results. Statements that are not statements of historical fact, as well as statements including words such as “expect,” “intend,” “will,” “believe,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “would,” “could,” “should,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by such statements. Such risk factors include, among others: fluctuations in raw material prices and energy costs, increases in pension and insurance costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, the degree of market receptiveness to price increases and energy surcharges, changes in demand for the company’s products, the degree of success achieved by the company’s new product initiatives, uncertainties related to the company’s ability to successfully complete its announced strategic transformation plan, future financing plans and needs, the impact on the company of its results of operation in recent years and the sufficiency of its financial resources to absorb the impact, changes in government regulations, the company’s ability to service its substantial indebtedness, and unforeseen difficulties with the consolidation, integration of the company’s accounting and control operations and IT systems. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K, as amended, filed with or furnished to, the Securities Commission. These documents may be accessed through the web site of the Securities and Exchange Commission (www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this press release by wire or Internet services.